UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 2, 2010
Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

520 Madison Ave., New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-4.1
EX-4.2
EX-5.1

Item 8.01. Other Events.
On November 2, 2010, Jefferies Group, Inc. (the “Company”) entered into a purchase agreement (the “Agreement”) with Jefferies & Company, Inc., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC whereby the Company agreed to sell $500 million aggregate principal amount of its 3.875% Senior Notes due 2015 (the “Notes”) pursuant to the Company’s Shelf Registration Statement on Form S-3, as amended (File No. 333-160214). The closing occurred on November 9, 2010. A copy of the opinion issued by legal counsel to the Company with respect to the validity of the Notes is filed as Exhibit 5.1 hereto.
Item 9.01. Financial Statements and Exhibits
The following exhibit is filed with this report:

Number	Exhibit

4.1	Copy of Global Note

4.2	Officers’ Certificate establishing the terms of the Notes

5.1	Opinion of Morgan Lewis & Bockius LLP

23.1	Consent of Morgan Lewis & Bockius LLP (included in its opinion as Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.
Date: November 9, 2010	By:	/s/ Jeffrey R. Whyte
		Name:	Jeffrey R. Whyte
		Title:	Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Copy of Global Note

4.2	Officers’ Certificate establishing the terms of the Notes

5.1	Opinion of Morgan Lewis & Bockius LLP

23.1	Consent of Morgan Lewis & Bockius LLP (included in its opinion as Exhibit 5.1)